Exhibit 99.1

FIRST ASSOCIATIONS BANK

Financial Statements

December 31, 2012 and 2011

Independent Auditors’ Report

The Board of Directors

of First Associations Bank

Dallas, Texas

We have audited the accompanying financial statements of First Associations Bank (a Texas corporation) , which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the overall reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Associations Bank at December 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Jones Baggett LLP

Dallas, Texas

February 11, 2013

17330 Preston Road | Building B, Suite 240 | Dallas, Texas 75252 | Office: 972.404.1226 | Fax: 972.404.1227 | www.jonesbaggett.com

FIRST ASSOCIATIONS BANK

Balance Sheets

December 31, 2012 and 2011

	2012	2011
ASSETS

Cash and cash equivalents	$7,048,290	$2,106,380
Interest bearing deposits in other banks	125,549,719	10,618,407
Total cash and cash equivalents	132,598,009	12,724,787

Securities available for sale	145,357,623	179,088,610

Securities held to maturity	68,447,960	111,392,942

Loans, net	22,411,807	11,224,933

Bank premises and equipment, net	79,529	78,352

Bank owned life insurance	4,061,927	3,929,197

Accrued interest receivable	1,907,428	2,124,112

Prepaid expenses	129,374	292,530

Other assets	671,106	1,024,993

Total assets	$375,664,763	$321,880,456

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest bearing	$86,624,902	$78,574,809
Interest bearing	233,162,091	198,874,862
Total deposits	319,786,993	277,449,671

Repurchase agreements	8,171,950	884,140

Accrued interest payable	71,032	99,169

Other liabilities	1,409,577	1,194,097

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock-voting, $5 par value; 1,980,229 shares authorized, issued and outstanding	9,901,145	9,901,145
Additional paid in capital	11,113,243	11,090,169
Retained earnings	19,264,231	13,537,148
Accumulated other comprehensive income	5,946,592	7,724,917

Total stockholders’ equity	46,225,211	42,253,379

Total liabilities and stockholders’ equity	$375,664,763	$321,880,456

See accompanying notes to financial statements.

FIRST ASSOCIATIONS BANK

Statements of Income and Comprehensive Income

For the Years Ended December 31, 2012 and 2011

	2012	2011

Interest income:
Interest and fees on loans	$972,424	$549,880
Interest on investment securities	8,232,059	8,893,271
Interest on interest bearing deposits in other banks	149,165	86,993
Other	21,153	20,462

Total interest income	9,374,801	9,550,606

Interest expense:
Interest on deposit accounts	785,880	1,109,545
Interest on federal funds purchased and other borrowings	4,606	2,804

Total interest expense	790,486	1,112,349

Net interest income	8,584,315	8,438,257

(Credit) provision for loan losses	(54,000)	216,000

Net interest income after provision	8,638,315	8,222,257

Noninterest income:
Service charges on deposit accounts	11,855	6,245
Net gains on sales of investment securities	3,738,454	1,214,595
Earnings on bank owned life insurance	132,730	133,515
Other	855	1,147

Total noninterest income	3,883,894	1,355,502

Noninterest expense:
Salaries and employee benefits	2,486,428	2,268,788
Occupancy of bank premises	142,220	148,651
Lockbox and outsourced support fees	2,214,596	978,000
Marketing and customer relations	120,829	171,766
Data processing	234,145	251,765
Professional fees	432,280	284,261
FDIC insurance	213,500	296,355
Other	357,059	314,286

Total noninterest expense	6,201,057	4,713,872

Net income	6,321,152	4,863,887

Other comprehensive income (loss):
Unrealized gains on securities available for sale arising during the period	1,960,129	7,643,288
Less: reclassification adjustment for net gains included in net income	(3,738,454)	(1,214,595)

Other comprehensive (loss) income	(1,778,325)	6,428,693

Comprehensive income	$4,542,827	$11,292,580

See accompanying notes to financial statements.

FIRST ASSOCIATIONS BANK

Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2012 and 2011

				Accumulated
				Other
	Common	Additional	Retained	Comprehensive
	Stock	Paid-In Capital	Earnings	Income	Total

Balance at January 1, 2011	$9,901,145	$11,055,389	$9,267,330	$1,296,224	$31,520,088

Stock based compensation	—	34,780	—	—	34,780

Net income	—	—	4,863,887	—	4,863,887

Unrealized holding gains on securities available for sale arising during the period	—	—	—	7,643,288	7,643,288

Less: reclassification adjustment for gains included in net income	—	—	—	(1,214,595)	(1,214,595)

Dividends paid to shareholders	—	—	(594,069)	—	(594,069)

Balance at December 31, 2011	9,901,145	11,090,169	13,537,148	7,724,917	42,253,379

Stock based compensation	—	23,074	—	—	23,074

Net income	—	—	6,321,152	—	6,321,152

Unrealized holding gains on securities available for sale arising during the period	—	—	—	1,960,129	1,960,129

Less: reclassification adjustment for gains included in net income	—	—	—	(3,738,454)	(3,738,454)

Dividends paid to shareholders	—	—	(594,069)	—	(594,069)

Balance at December 31, 2012	$9,901,145	$11,113,243	$19,264,231	$5,946,592	$46,225,211

See accompanying notes to financial statements.

FIRST ASSOCIATIONS BANK

Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011

	2012	2011

Cash flows from operating activities:
Net income	$6,321,152	$4,863,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and net accretion	3,402,055	2,006,196
(Credit) provision for loan losses	(54,000)	216,000
Stock based compensation	23,074	34,780
Gain on sales of investment securities	(3,738,454)	(1,214,595)
Earnings on bank owned life insurance	(132,730)	(133,515)
Decrease (increase) in accrued interest, prepaid expenses and other assets	733,727	(488,871)
Increase in accrued expenses and other liabilities	187,343	521,727

Net cash provided by operating activities	6,742,167	5,805,609

Cash flows from investing activities:
Activity in available for sale securities:
Purchases	(96,424,949)	(91,809,647)
Proceeds from sales, maturities, principal paydowns and called securities	126,872,829	47,379,076
Activity in held to maturity securities:
Purchases	(21,401,132)	(37,351,907)
Proceeds from maturities, principal paydowns and called securities	66,230,799	21,377,955
Net originations of loans	(11,132,874)	(4,999,423)
Additions to bank premises and equipment	(44,681)	(37,243)

Net cash provided by (used in) investing activities	64,099,992	(65,441,189)

Cash flows from financing activities:
Net increase in deposits	42,337,322	56,873,415
Proceeds from FHLB advances	8,050,000	16,100,000
Repayments of FHLB advances	(8,050,000)	(16,100,000)
Proceeds from other borrowings	13,025,000	—
Repayments of other borrowings	(13,025,000)	—
Net increase in repurchase agreements	7,287,810	674,941
Dividend payments to shareholders	(594,069)	(594,069)

Net cash provided by financing activities	49,031,063	56,954,287

Net increase (decrease) in cash and cash equivalents	119,873,222	(2,681,293)

Cash and cash equivalents at beginning of year	12,724,787	15,406,080

Cash and cash equivalents at end of year	$132,598,009	$12,724,787

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$818,623	$1,105,845
Retirement of bank premises and equipment	$50,691	$16,479
Cash paid for income taxes	$—	$—

See accompanying notes to financial statements.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

1. Summary of Significant Accounting Policies

A summary of significant accounting policies of First Associations Bank (the Bank) applied in the preparation of the accompanying financial statements follows. The accounting principles followed by the Bank and the methods of applying them are in conformity with both U.S. generally accepted accounting principles and prevailing practices of the banking industry.

Business

The Bank, a state bank located in Dallas, Texas, began operations in 2007. The Bank was created to serve the unique needs of community association management companies and is committed to those services beneficial to such companies and their community associations. The Bank is subject to the regulations of certain state and federal agencies and will undergo periodic examinations by those regulatory authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. The allowance for loan losses, the fair values of financial instruments and the status of contingencies are particularly susceptible to significant changes in the near term.

Cash and Cash Equivalents

Cash equivalents, for the purposes of reporting cash flows, include cash on hand, amounts due from banks, other short-term investments and federal funds sold. Federal funds are normally sold for one-day periods.

Investment Securities

The Bank uses the specific identification method to determine the basis for computing realized gain or loss. The Bank accounts for investment securities as follows:

Held to Maturity (“HTM”). Debt investment securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the interest method over the period remaining until maturity.

Available for Sale (“AFS”). Investment securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, need for liquidity, and changes in the availability of and the yield of alternative investments, are classified as available for sale. These assets are carried at estimated fair value. Unrealized gains and losses are reported as other comprehensive income. Gains and losses on the sale of available for sale securities are recorded on the trade date and determined using the specific identification method.

Trading. No investment securities were designated as trading at December 31, 2012 and 2011.

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary are recognized by write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

Loans and Allowance for Loan Losses

Loans are stated at the amount of unpaid principal reduced by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amounts outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectability of the principal is unlikely.

The allowance is an amount management believes will be adequate to absorb estimated inherent losses on existing loans that are deemed uncollectible based upon management’s review and evaluation of the loan portfolio. The allowance for loan losses is comprised of three elements: (i) specific reserves determined in accordance with current authoritative accounting guidance based on probable losses on specific classified loans; (ii) general reserve determined in accordance with current authoritative accounting guidance that consider historical loss rates; and (iii) qualitative reserves determined in accordance with current authoritative accounting guidance based upon general economic conditions and other qualitative risk factors both internal and external to the Bank. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance is based on general economic conditions, the financial condition of borrowers, the value and liquidity of collateral, delinquency, prior loan loss experience, and the results of periodic reviews of the portfolio. For purposes of determining the general reserve, the loan portfolio, less cash secured loans and classified loans, if any, is multiplied by the Bank’s historical loss rate or a factor using the Bank’s peer group’s historical loss rate. The Bank’s methodology is constructed so that specific allocations are increased in accordance with deterioration in credit quality and a corresponding increase in risk of loss. In addition, the Bank adjusts the allowance for qualitative factors such as current local economic conditions and trends, including unemployment, changes in lending staff, policies and procedures, changes in credit concentrations, changes in the trends and severity of problem loans and changes in trends in volume and terms of loans. This additional allocation based on qualitative factors serves to compensate for additional areas of uncertainty inherent in the portfolio that are not reflected in the Bank’s historic loss factors.

Accrual of interest is discontinued on a loan and payments applied to principal when management believes, after considering economic and business conditions and collection efforts, the borrower’s financial condition is such that collection of interest is doubtful. Generally all loans past due greater than 90 days, based on contractual terms, are placed on non-accrual. For certain loans in the portfolio, facts and circumstances are evaluated in making charge-off decisions. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans are considered impaired when, based on current information and events, it is probable the Bank will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. If a loan is impaired, a specific valuation allowance is allocated, if necessary. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

The Bank’s policy requires measurement of the allowance for an impaired collateral dependent loan based on the fair value of the collateral. Other loan impairments are measured based on the present value of expected future cash flows or the loan’s observable market price. At December 31, 2011, all significant impaired loans have been determined to be collateral dependent and the allowance for loss has been measured utilizing the estimated fair value of the collateral. There were no impaired loans recorded by the Bank at December 31, 2012.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

From time to time, the Bank may modify its loan agreement with a borrower. A modified loan is considered a troubled debt restructuring when two conditions are met: (i) the borrower is experiencing financial difficulty and (ii) concessions are made by the Bank that would not otherwise be considered for a borrower with similar credit risk characteristics. Modifications to loan terms may include a lower interest rate, a reduction of principal, or a longer term to maturity. Each of these loans is evaluated for impairment and a specific reserve is recorded based on probable losses, taking into consideration the related collateral and modified loan terms and cash flow. As of December 31, 2012 and 2011, the Bank has no troubled debt restructured loans recorded.

The Bank has certain lending policies and procedures in place that are designed to maximize loan income with an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis and makes changes as appropriate. Management receives frequent reports related to loan originations, quality, concentrations, delinquencies, non-performing and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations in economic conditions, both by type of loan and geography.

Loans to community associations are underwritten after evaluating and understanding the borrower’s ability to operate profitably and effectively. Underwriting standards are designed to determine whether the borrower possesses sound business ethics and practices and to evaluate current and projected cash flows to determine the ability of the borrower to repay their obligations as agreed. Community association loans are primarily made based on the identified cash flows of the borrower. Therefore, most community association loans are secured by the association’s assessment income stream.

Fees and Costs Associated with Originating Loans

Fees and costs associated with originating loans are recognized as income or expense generally in the period in which the fees were received and/or costs were incurred. Under generally accepted accounting principles such fees and costs generally are deferred and recognized over the life of the loan as an adjustment of yield. For the years ended December 31, 2012 and 2011, management believes that not deferring such fees and costs and amortizing them over the life of the related loans does not materially affect the financial position or results of operations of the Bank.

Bank Premises and Equipment

Leasehold improvements and furniture and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Leasehold improvements	term of lease
Furniture, fixtures and equipment	2 - 7 years

Repurchase Agreements

The Bank sells certain securities under agreements to repurchase. The agreements are treated as financing, and the obligations to repurchase securities sold are reflected as a liability in the Balance Sheets. The dollar amount of investment securities underlying the agreements remain in the asset accounts.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

Income Taxes

The Bank with the consent of its stockholders elected to be an S corporation under the Internal Revenue Code (Code). Earnings and losses of the Bank are included in the personal income tax returns of the stockholders and taxed depending on their personal tax strategies. Because the Bank’s stockholders are obligated to pay federal income taxes on the earnings of the Bank, the Bank generally expects to declare cash dividends (to the extent permitted by bank regulations) sufficient to fund stockholders’ tax payments as they come due.

Stock Based Compensation

The Bank accounts for its stock awards to eligible employees, officers and directors in accordance with authoritative guidance which requires the Bank to recognize in the Statement of Income and Comprehensive Income, the grant-date fair value of stock awards issued over the vesting period. The Bank recorded stock option expense totaling approximately $23,000 and $35,000 for the years ended December 31, 2012 and 2011, respectively.

Fair Values of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance sheet financial instruments do not include the value of anticipated future business or the value of assets and liabilities not considered financial instruments.

Subsequent Events

Subsequent events have been evaluated through February 11, 2013, which was the date the financial statements were available to be issued.

Reclassification

Certain amounts previously reported may have been reclassified to conform to the current format.

2. Recently Issued Authoritative Accounting Guidance

In 2011, the FASB issued authoritative guidance requiring most entities to present items of net income and other comprehensive income either in one continuous statement — referred to as the Statement of Comprehensive Income — or in two separate, but consecutive, Statements of Income and Comprehensive Income. The new disclosures became effective for the Bank beginning December 15, 2012. Adoption of this new guidance did not have a significant impact on the Bank’s financial statements.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

3. Investment Securities

Investment securities have been classified in the accompanying balance sheets according to management’s intent. The carrying amount of securities and their approximate fair values are as follows:

	December 31, 2012
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Available for Sale
Mortgage-backed securities	$48,859,569	$685,489	$—	$49,545,058
Collateralized mortgage obligations	14,096,098	307,721	—	14,403,819
Municipal obligations	76,455,363	5,028,122	74,739	81,408,746
	$139,411,030	$6,021,332	$74,739	$145,357,623

Held to Maturity
Mortgage-backed securities	$19,558,429	$922,687	$—	$20,481,116
Collateralized mortgage obligations	2,214,022	35,335	—	2,249,357
Municipal obligations	46,675,509	3,111,454	76,282	49,710,681
	$68,447,960	$4,069,476	$76,282	$72,441,154

	December 31, 2011
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Available for Sale
Mortgage-backed securities	$59,376,896	$713,427	$15,275	$60,075,048
Collateralized mortgage obligations	38,665,401	1,337,310	—	40,002,711
Municipal obligations	73,321,396	5,703,601	14,146	79,010,851
	$171,363,693	$7,754,338	$29,421	$179,088,610

Held to Maturity
Mortgage-backed securities	$51,581,246	$2,337,732	$—	$53,918,978
Collateralized mortgage obligations	16,480,306	323,565	—	16,803,871
Municipal obligations	43,331,390	3,185,041	27,917	46,488,514
	$111,392,942	$5,846,338	$27,917	$117,211,363

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

The following tables disclose the Bank’s investment securities that have been in a continuous unrealized loss position for less than 12 months and those that have been in a continuous unrealized loss position for 12 or more months:

	December 31, 2012
	Less than 12 Months		12 Months or More		Totals
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

Available for Sale
Municipal obligations	$6,635,631	$74,739	$—	$—	$6,635,631	$74,739

Held to Maturity
Municipal obligations	$3,188,271	$54,161	$644,533	$22,121	$3,832,804	$76,282

	December 31, 2011
	Less than 12 Months		12 Months or More		Totals
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

Available for Sale
Mortgage-backed securities	$10,478,202	$15,275			$10,478,202	$15,275
Municipal obligations	1,278,275	14,146	—	—	1,278,275	14,146
	$11,756,477	$29,421			$11,756,477	$29,421

Held to Maturity
Municipal obligations	$918,103	$16,372	$626,630	$11,545	$1,544,733	$27,917

The number of investment securities in this unrealized loss position totaled 18 at December 31, 2012. The Bank does not believe these unrealized losses are “other than temporary” as (i) the Bank does not have the intent to sell investment securities prior to recovery and (ii) it is more likely than not that the Bank will not have to sell these securities prior to recovery. The unrealized losses noted are interest rate related due to the level of interest rates at December 31, 2012. The Bank has reviewed the ratings of the issuers and has not identified any issues related to the ultimate repayment of principal as a result of credit concerns on these securities.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

The amortized costs and estimated fair values of securities are presented below by contractual maturity. Contractual maturities of mortgage-backed securities and collateralized mortgage obligations will differ from expected maturities because issuers may have the right to call or prepay obligations. Therefore, these securities are not included in the maturity categories below.

	December 31, 2012
	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due in one year or less	$—	$—	$—	$—
Due from one year to five years	6,102,612	6,446,096	—	—
Due from five years to ten years	48,511,344	52,298,583	15,147,417	16,338,089
Due after ten years	21,841,407	22,664,067	31,528,092	33,372,592
	76,455,363	81,408,746	46,675,509	49,710,681

Mortgage-backed securities and collateralized mortgage obligations	62,955,667	63,948,877	21,772,451	22,730,473
	$139,411,030	$145,357,623	$68,447,960	$72,441,154

Gross proceeds from sales of securities were approximately $142,544,000 and $31,212,000 in 2012 and 2011, respectively. Gross realized gains and losses on sales of securities were approximately $3,862,000 and $124,000, respectively, for the year ended December 31, 2012. Gross realized gains and losses on sales of securities were approximately $1,228,000 and $13,000, respectively for the year ended December 31, 2011.

Included in the securities sold during 2012 were 39 securities which were designated by the Bank as held to maturity. In accordance with authoritative literature, the securities were sold to minimize risk exposure pursuant to the merger agreement with Pacific Premier Bancorp, Inc. (see Note 20 Other Matters). The carrying values of held to maturity securities sold during 2012 were approximately $38,838,000 and the gross gains from those sales were approximately $1,441,000.

Included in the securities sold during 2011, there were two securities which were designated by the Bank as held to maturity. In accordance with authoritative literature, the securities were sold after the Bank had collected in excess of 85% of the original principal amount. The carrying values of held to maturity securities sold during 2011 were approximately $401,000 and the gains recognized from those sales were approximately $14,000.

Certain investment securities were pledged to secure repurchase agreements at December 31, 2012 and 2011. Although approximately $20,441,000 and $12,134,000 of investments securities are available for pledging at December 31, 2012 and 2011, respectively, the pledged securities were limited to approximately $8,989,000 and $972,000, respectively.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

4. Loans and Allowance for Loan Losses

Loans in the accompanying balance sheets consisted of the following:

	December 31,
	2012	2011
Loans to community associations	$22,634,916	$11,502,068
Overdrafts	891	865
	22,635,807	11,502,933
Allowance for loan losses	(224,000)	(278,000)
	$22,411,807	$11,224,933

The Bank extends credit solely to community associations throughout the nation.

Non-Accrual and Past Due Loans

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on non-accrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. Loans may be placed on non-accrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Non-accrual loans, as of December 31, 2012 and 2011, consisted of the following:

	December 31,
	2012	2011
Loans to community associations	$—	$146,318

Had non-accrual loans performed in accordance with their original contract terms, the Company would have recognized additional interest income of approximately $3,500 in 2011.

An age analysis of past due loans, aggregated by class of loans, as of December 31, 2012 is as follows:

						Total
						90 Days
						Past Due
	30 to 59	60 to 89	90 Days	Total	Total	and Still
	Days	Days	or Greater	Past Due	Current	Accruing

Loans to community associations	$—	$—	$—	$—	$22,635,807	$—

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

An age analysis of past due loans, aggregated by class of loans, as of December 31, 2011, is as follows:

						Total
						90 Days
						Past Due
	30 to 59	60 to 89	90 Days	Total	Total	and still
	Days	Days	or Greater	Past Due	Current	Accruing

Loans to community associations	$—	$—	$146,318	$146,318	$11,356,615	$—

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Bank will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impairment is evaluated in total for smaller-balance loans of a similar nature and on an individual loan basis for other loans. If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

There were no impaired loans as of December 31, 2012.

Impaired loans at December 31, 2011 are summarized in the following table. No interest was recognized on impaired loans subsequent to their classification as impaired.

Average
	Unpaid	Recorded	Recorded			Recorded
	Contractual	Investment	Investment	Total		Investment
	Principal	with No	With	Recorded	Related	During
	Balance	Allowance	Allowance	Investment	Allowance	Year

Loans to community associations	$146,318	$—	$146,318	$146,318	$146,318	$147,000

Interest payments received on impaired loans are recorded as interest income unless collections of the remaining recorded investment are doubtful, at which time payments received are recorded as reductions of principal. The impaired loan recorded at December 31, 2011, is also on nonaccrual and therefore, the Bank did not recognize interest income on impaired loans during the year ended December 31, 2011. If interest on impaired loans had been recognized on a full accrual basis during the year ended December 31, 2011, such income would have been approximately $3,500.

Credit Quality Indicators

From a credit risk standpoint, the Bank classifies its loans in one of four categories: (i) pass, (ii) special mention, (iii) substandard or (iv) doubtful. Loans classified as loss are charged-off.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

The classifications of loans reflect a judgment about the risks of default and loss associated with the loan. The Bank reviews the ratings on credits quarterly. Ratings are adjusted to reflect the degree of risk and loss that is felt to be inherent in each credit as of each quarterly reporting period. The methodology is structured so that specific allocations are increased in accordance with deterioration in credit quality (and a corresponding increase in risk and loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk and loss).

Credits rated special mention show clear signs of financial weaknesses or deterioration in credit worthiness, however, such concerns are not so pronounced that the Bank generally expects to experience significant loss within the short-term. Such credits typically maintain the ability to perform within standard credit terms and credit exposure is not as prominent as credits rated more harshly.

Credits rated substandard are those in which the normal repayment of principal and interest may be, or has been, jeopardized by reason of adverse trends or developments of a financial, managerial, economic or political nature, or important weaknesses which exist in collateral. A protracted workout on these credits is a distinct possibility. Prompt corrective action is therefore required to strengthen the Bank’s position, and/or to reduce exposure and to assure that adequate remedial measures are taken by the borrower. Credit exposure becomes more likely in such credits and a serious evaluation of the secondary support to the credit is performed.

Credits rated doubtful are those in which full collection of principal appears highly questionable, and which some degree of loss is anticipated, even though the ultimate amount of loss may not yet be certain and/or other factors exist which could affect collection of debt. Based upon available information, positive action by the Bank is required to avert or minimize loss. Credits rated doubtful are generally also placed on nonaccrual.

At December 31, 2012, the following summarizes the Bank’s internal ratings of its loans:

		Special
	Pass	Mention	Substandard	Doubtful	Total

Loans to community associations	$22,635,807	$—	$—	$—	$22,635,807

At December 31, 2011, the following summarizes the Bank’s internal ratings of its loans:

		Special
	Pass	Mention	Substandard	Doubtful	Total

Loans to community associations	$11,356,615	$—	$—	$146,318	$11,502,933

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

An analysis of the allowance for loan losses is as follows:

	December 31,
	2012	2011
Balance at beginning of year	$278,000	$62,000
(Credit) provision charged to earnings	(54,000)	216,000
Losses charged to the allowance account	—	—
Recoveries on loans previously charged-off	—	—

Net charge-offs	—	—

Balance at end of year	$224,000	$278,000

All of the activity included in the analysis of the allowance for loan losses is attributable to loans to community associations. The following table summarizes the allocation of the allowance for loan losses:

	2012	2011
Year-end amount allocated to:
Loans individually evaluated for impairment	$—	$146,318
Loans collectively evaluated for impairment	224,000	131,682

Ending balance	$224,000	$278,000

The Bank’s recorded investment in loans as of December 31, 2012 and 2011, related to the balance in the allowance for loan losses on the basis of the Bank’s impairment methodology is as follows:

	2012	2011
	Loans to	Loans to
	Community	Community
	Associations	Associations
Loans individually evaluated for impairment	$—	$146,318
Loans collectively evaluated for impairment	22,635,807	11,356,615

Total	$22,635,807	$11,502,933

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

5. Bank Premises and Equipment

Bank premises and equipment in the accompanying balance sheets consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Leasehold improvements	$8,994	$8,994
Furniture and equipment	264,366	270,377

	273,360	279,371

Less accumulated depreciation	193,831	201,019

Balance at end of year	$79,529	$78,352

Depreciation expense amounted to approximately $44,000 for both the years ending December 31, 2012 and 2011.

6. Deposits

Deposits in the accompanying balance sheets consisted of the following as of December 31, 2012 and 2011:

	December 31,
	2012	2011
Noninterest bearing demand deposits	$86,624,902	$78,574,809
Interest bearing demand deposits	75,310,087	60,534,741
Limited access money market accounts	137,277,370	118,399,506
Certificates of deposits, $100,000 and greater	7,445,074	7,726,591
Certificates of deposits, less than $100,000	13,129,560	12,214,024

Total deposits	$319,786,993	$277,449,671

The scheduled maturities of certificates of deposit at December 31, 2012 are as follows:

Year	Amount

2013	$13,962,886
2014	5,025,428
2015	1,340,500
2016	155,269
2017	90,551

$20,574,634

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

7. Repurchase Agreements

Securities sold under agreement to repurchase represent overnight borrowings by the Bank and are collateralized by investment securities with fair values of approximately $8,989,000 and $972,000 at December 31, 2012 and 2011, respectively. Repurchase agreements at December 31, 2012 and 2011, amount to approximately $8,172,000 and $884,000, respectively.

8. Income Taxes

As discussed in Note 1, the Bank with the consent of its stockholders elected to be an S corporation under the Internal Revenue Code. The Bank will generally report no federal income tax expense or benefit in its financial statements.

There are no deferred income tax assets or liabilities as of December 31, 2012 or 2011.

9. Federal Funds Purchased

At December 31, 2012, the Bank maintained one credit facility with a local bank which provides federal funds credit extensions with an ability to borrow up to an aggregate amount of approximately $15,000,000. At December 31, 2012 and 2011, there were no outstanding balances due on the credit facility.

10. Financial Instruments With Off Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the balance sheet. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the borrower.

The contractual amounts of credit related financial instruments, such as commitments to extend credit, represents the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless. Although the maximum exposure to loss is the amount of such commitments, management currently anticipates no material losses from such activities.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

At December 31, 2012 and 2011, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2012	2011

Commitments to extend credit	$3,561,000	$2,739,000

11. Commitments and Contingencies

Operating Leases

The Bank leases its office facilities in Dallas, Texas and Connecticut under non-cancelable operating leases. Rent expense during the years ending December 31, 2012 and 2011, was approximately $67,000 and $80,000, respectively. During 2012, the Bank renewed the lease for its Dallas office and it will expire in August 2017. The Bank’s lease for its Connecticut office will expire in August 2014. Rent expense specific to the office leases for the years ending December 31, 2012 and 2011 was approximately $43,000 and $57,000, respectively.

Minimum future rental payments under these non-cancelable operating leases for each year through 2017 and in the aggregate are as follows:

Year	Amount
2013	$61,000
2014	61,000
2015	58,000
2016	61,000
2017	42,000

$283,000

Litigation

The Bank may from time to time be involved in certain legal actions arising from normal business activities. Management believes that these actions are without merit or that any ultimate liability resulting from them will not materially affect the financial position or results of operations of the Bank.

The Bank does not anticipate any material losses as a result of these commitments and contingent liabilities.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

12. Fair Value Measurements

The authoritative guidance for fair value measurements defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

The authoritative guidance requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement costs). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the authoritative guidance establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The fair value hierarchy is as follows:

Level 1 Inputs. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs. Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (for example, interest rates, volatilities, prepayment speeds, loss severities, credit risks and default rates) or inputs that are derived principally from or corroborated by observable market data by correlation or other means. Level 2 investments consist primarily of obligations of U.S. government sponsored enterprises and agencies, obligations of state and municipal subdivisions and mortgage backed securities.

Level 3 Inputs. Significant unobservable inputs that reflect an entity’s own assumptions that market participants would use in pricing the assets or liabilities.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. While management believes the Bank’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Financial Assets and Financial Liabilities

Financial assets and financial liabilities measured at fair value on a recurring basis include the following:

Investment Securities Available for Sale: Securities classified as available-for-sale are reported at fair value utilizing Level 2 inputs. For these securities, the Bank obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the United States Treasury (the “Treasury”) yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the security’s terms and conditions, among other things.

There were no transfers between Level 2 and Level 3 during the years ending December 31, 2012 and 2011.

The following table summarizes financial assets and financial liabilities measured at fair value on a recurring basis as of December 31, 2012 and 2011, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Fair Value Measurements Using
	Level 1 inputs	Level 2 Imputs	Level 3 Inputs

December 31, 2012:	$—	$145,357,623	$—
Investment securities available for sale

December 31, 2011:
Investment securities available for sale	$—	$179,088,610	$—

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis, that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets and financial liabilities measured at fair value on a non-recurring basis during the years ending December 31, 2012 and 2011 include the following:

Impaired Loans. Impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 input based on customized discounting criteria.

	2012	2011
Carrying value of impaired loans	$—	$146,318

Specific valuation allowance allocations	—	(146,318)

Fair value of impaired loans	$—	$—

There were no non-financial assets and liabilities measured at fair value on a non-recurring basis during the years ending December 31, 2012 and 2011.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

The Bank is required under current authoritative guidance to disclose the estimated fair value of their financial instrument assets and liabilities including those subject to the requirements discussed above. For the Bank, as for most financial institutions, substantially all of its assets and liabilities are considered financial instruments, as defined. Many of the Bank’s financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction.

The estimated fair value amounts of financial instruments have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. In addition, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates that must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Financial instrument assets with variable rates and financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the carrying value.

The carrying value and the estimated fair value of the Bank’s contractual off-balance-sheet commitments to extend credit, which are generally priced at market at the time of funding, are not material to the Bank’s financial statements.

The estimated fair values and carrying values of all financial instruments under current authoritative guidance at December 31, 2012 and 2011 were as follows:

	December 31,		December 31,
	2012		2011
	Book Value	Fair Value	Book Value	Fair Value
Financial assets:
Cash and cash equivalents	$132,598,000	$132,598,000	$12,725,000	$12,725,000
Securities available for sale	$145,358,000	$145,358,000	$179,089,000	$179,089,000
Securities held to maturity	$68,448,000	$72,441,000	$111,393,000	$117,211,000
Loans, net (1)	$22,412,000	$23,300,000	$11,225,000	$11,343,000
Investment in life insurance policies	$4,062,000	$4,062,000	$3,929,000	$3,929,000
Accrued interest receivable	$1,907,000	$1,907,000	$2,124,000	$2,124,000

Financial liabilities:
Deposits	$319,787,000	$319,900,000	$277,450,000	$277,556,000
Repurchase agreements	$8,172,000	$8,172,000	$884,000	$884,000
Accrued interest payable	$71,000	$71,000	$99,000	$99,000

(1) Presented net of allowance for loan losses

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

13. Significant Group Concentrations of Credit Risk

Most of the Bank’s business activity is with community associations through their management companies, as agent. In addition, the Bank holds a substantial amount of municipal obligations and mortgage-backed securities, which are issued by GNMA, FNMA or FHLMC.

There were uninsured deposits at other financial institutions totaling approximately $112,000,000 and $1,756,000 at December 31, 2012 and 2011, respectively.

14. Stock Option Plan

During November 2006, the Bank created a stock option plan (Plan) applicable to 150,000 shares of the Bank’s common stock. Under the Plan, options can be granted to eligible directors and key employees of the Bank. The Plan is administered by the Board of Directors. The option price per share of the options under the Plan shall not be less than the fair market value per share at the time the option is granted. The initial grant of options to opening day employees vested at 20% on the day the Bank opened and 20% for each year thereafter. Any subsequent grants generally vest 20% per year. Options granted under the Plan are exercisable for a period not to exceed ten years from the options grant date.

The fair value of each option award is estimated on the grant date during the Black-Scholes option pricing model with the following assumptions:

	December 31,
	2012	2011
Dividend yield	—	0.00%
Expected life	—	7 years
Expected volatility	—	15.00%
Risk-free interest rate	—	3.35% to 3.53%

The term of 7 years was based on a simplified method calculation using the contractual terms. Compensation expense is recognized on a straight-line basis over the vesting period. The compensation cost that has been charged against income for the Plan was approximately $23,000 and $35,000 for the years ending December 31, 2012 and 2011, respectively. As of December 31, 2012, the Bank has approximately $63,000 in unrecognized compensation expense related to non-vested option awards that are expected to be recognized over the remaining non-vested periods of the options granted. There were 78,400 shares vested and exercisable as of December 31, 2012.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

A summary of option transactions during the periods ended December 31, 2012 and 2011 is as follows:

	2012			2011
		Weighted	Weighted		Weighted	Weighted
	Shares	Average	Average	Shares	Average	Average
	Underlying	Exercise	Remaining	Underlying	Exercise	Remaining
	Options	Price	Contract Term	Options	Price	Contract Term
Outstanding at beginning of year	96,000	$11.67	7.31	78,000	$10.41	5.43
Granted during the year	—	—	—	20,000	17.00	9.11
Forfeited during the year	—	—	—	(2,000)	(16.00)	(8.38)
Exercised during the year	—	—		—	—

Outstanding at end of year	96,000	$11.67	6.30	96,000	$11.67	7.31

Options exercisable at end of year	78,400		3.87	73,200		4.92

Weighted-average grant date fair value of options granted during the year		$—			$4.63

A summary of options outstanding as of December 31, 2012 is as follows:

Options Outstanding			Options Exercisable
Weighted
	Number of	Average	Number of	Weighted
	Options	Remaining	Options	Average
Exercise Prices	Outstanding	Contractual Life	Exercisable	Exercise Price
$10.00 - $17.00	96,000	6.30 years	78,400	$10.51

A summary of options outstanding as of December 31, 2011 is as follows:

Options Outstanding			Options Exercisable
Weighted
	Number of	Average	Number of	Weighted
	Options	Remaining	Options	Average
Exercise Prices	Outstanding	Contractual Life	Exercisable	Exercise Price
$10.00 - $17.00	96,000	7.31 years	73,200	$10.02

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

A summary of nonvested option shares transactions during the periods ending December 31, 2012 and 2011 is as follows:

	2012		2011
	Weighted Average		Weighted Average
	Number of	Fair	Number of	Fair
	Options	Value	Options	Value
Nonvested at beginning of year	22,800	$4.52	7,167	$3.90
Granted during the year	—	—	20,000	4.63
Vested during the year	(5,200)	4.33	(2,367)	2.96
Forfeited during the year	—	—	(2,000)	—

Nonvested at end of year	17,600	$4.57	22,800	$4.52

15. Stock Warrants

In connection with the organization of the Bank, the Bank’s organizers advanced funds for organizational and other pre-opening expenses. As consideration for the advances, each organizer received between 10,000 and 13,641 warrants to purchase one share of common stock. A total of 64,564 warrants were issued. These warrants are exercisable at a price of $10.00 per share and may be exercised within ten years or before January 1, 2017. The weighted average remaining contractual life of warrants outstanding at December 31, 2012 was approximately 4.01 years. There were no warrants granted or exercised during 2012 and 2011.

16. Deferred Compensation

The Bank entered into an executive deferred compensation agreement (Agreement) with two of its executive officers. The Agreement is indirectly funded by the Bank’s purchase of corporate-owned life insurance contracts. The benefits payable under the Agreement commence on the date of retirement, or death if earlier, and continue monthly over defined periods. The benefits payable are accrued monthly in an amount whereby the accrual at the date of the participant’s retirement will equal the present value of the future benefits payable. At December 31, 2012 and 2011, and for the years then ended, assets, liabilities and expenses related to the plans were as follows:

	2012	2011

Approximate cash surrender value of life insurance associated with the plans	$4,062,000	$3,929,000

Accrued benefits in connection with the plans (included as a component of other liabilities)	$872,000	$646,000

Benefit expense in connection with the plans (included as a component of salaries and employee benefits)	$85,000	$71,000

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

17. Related Party Transactions

Most of the Bank’s deposits obtained from community associations are managed by an entity or related entities that are owned by a shareholder and director of the Bank. For the years ending December 31, 2012 and 2011, marketing and support fees of approximately $353,000 and $310,000, respectively, were accrued to be paid to or in support of the aforementioned entities and are included in other liabilities in the accompanying balance sheets. There were marketing and support fees of approximately $1,355,000 and $310,000 paid to or in support of the aforementioned parties during the years ended December 31, 2012 and 2011, respectively.

18. Restrictions on Undivided Profits

Under banking law, there are legal restrictions limiting the amount of dividends the Bank can declare. Approval of the regulatory authorities is required if the effect of the dividends declared would cause regulatory capital of the Bank to fall below specified minimum levels.

19. Stockholders’ Equity and Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by bank regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulations to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2012 and 2011, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2012 and 2011, the Bank’s capital ratios exceeded those levels necessary to be categorized as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized”, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since December 31, 2012 that management believes have changed the Bank’s category.

FIRST ASSOCIATIONS BANK

Notes to Financial Statements

December 31, 2012 and 2011

A comparison of the Bank’s actual capital amounts and ratios to required capital amounts and ratios is presented in the following table (in thousands of dollars):

								To Be Well
								Capitalized Under
				For Capital				Prompt Corrective
	Actual			Adequacy Purposes				Action Provisions
	Amount	Ratio		Amount		Ratio		Amount		Ratio
As of December 31, 2012
Total capital (to weighted assets)	$40,503	44.6%	>	$7,272	>	8.00%	>	$9,090	>	10.00%

Tier I capital (to weighted assets)	$40,279	44.3%	>	$3,636	>	4.00%	>	$5,454	>	6.00%

Tier I capital (to average assets)	$40,279	11.3%	>	$14,303	>	4.00%	>	$17,879	>	5.00%

As of December 31, 2011
Total capital (to weighted assets)	$34,806	47.1%	>	$5,906	>	8.00%	>	$7,383	>	10.00%

Tier I capital (to weighted assets)	$34,528	46.8%	>	$2,953	>	4.00%	>	$4,430	>	6.00%

Tier I capital (to average assets)	$34,528	11.4%	>	$12,129	>	4.00%	>	$15,161	>	5.00%

20. Other Matters

On October 15, 2012, the Bank entered into a definitive agreement with Pacific Premier Bancorp, Inc. (PPBI), a Delaware Corporation whose principal place of business is located in Irvine, California. In accordance with the definitive agreement, 100% of the stock of the Bank will be merged into Pacific Premier Bank, a wholly-owned subsidiary of PPBI. Pending final shareholder approval, the merger is anticipated to be finalized in March 2013.